As filed with the Securities and Exchange Commission on April 3, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KALARIS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	83-1971007
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

400 Connell Drive, Suite 5500

Berkeley Heights, New Jersey 07922

(650) 249-2727

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Andrew Oxtoby

President and Chief Executive Officer

Kalaris Therapeutics, Inc.

400 Connell Drive, Suite 5500

Berkeley Heights, New Jersey 07922

(650) 249-2727

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Scott N. Lunin

Wilmer Cutler Pickering Hale and Dorr LLP

7 World Trade Center

250 Greenwich Street

New York, New York 10007

Telephone: (212) 230-8800

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains two prospectuses:

•	a base prospectus that covers the offering, issuance and sale by us of up to $350,000,000 of our debt securities, common stock, preferred stock, subscription rights, warrants and/or units; and

•

a sales agreement prospectus that covers the offering, issuance and sale by us of shares of our common stock having an aggregate offering price of up to $100,000,000 from time to time under a sales agreement with TD Securities (USA) LLC.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The specific terms of the common stock to be offered, issued and sold under the sales agreement are specified in the sales agreement prospectus that immediately follows the base prospectus. The $100,000,000 of our common stock that may be offered, issued and sold under the sales agreement prospectus is included in the $350,000,000 of securities that may be offered, issued and sold by us under the base prospectus.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated April 3, 2026

$350,000,000

PROSPECTUS

Debt Securities

Common Stock

Preferred Stock

Subscription Rights

Warrants

Units

We may offer and sell securities from time to time in one or more offerings of up to $350,000,000 in aggregate offering price. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus, any applicable prospectus supplement, as well as the documents incorporated by reference herein and therein, carefully before you invest.

We may offer these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement.

Our common stock is listed on The Nasdaq Global Market under the symbol “KLRS”.

Investing in these securities involves significant risks. See the information included under “Risk Factors” on page 5 of this prospectus and in any accompanying prospectus supplement, and under similar headings in the documents incorporated by reference in this prospectus or any prospectus supplement, for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is    , 2026

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings for an aggregate initial offering price of up to $350,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in such prospectus supplement. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or such accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Unless the context otherwise indicates, references in this prospectus to the “Company,” “we,” “our” and “us” refer, collectively, to Kalaris Therapeutics, Inc., a Delaware corporation, and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at https://kalaristx.com/. Our website is not a part of this prospectus and the information contained on, or accessible through, our website is not incorporated by reference in this prospectus.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings and the exhibits attached thereto. You should review the complete document to evaluate these statements.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below (File No. 001-39409) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) between the date of the initial registration statement and the effectiveness of the registration statement and following the effectiveness of the registration statement until the offering of the securities under the registration statement is terminated or completed:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as filed with the SEC on March 17, 2026; and

•

The description of our common stock contained in our Registration Statement on Form 8-A as filed with the SEC on July  27, 2020, as amended by Amendment No. 1 thereto, as filed with the SEC on July 29, 2020, as the description therein has been updated and superseded by the description of our common stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as filed with the SEC on March 17, 2026, and including any amendments and reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Kalaris Therapeutics, Inc.

400 Connell Drive, Suite 5500

Berkeley Heights, New Jersey 07922

Attention: Investor Relations

(650) 249-2727

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS AND INDUSTRY DATA

This prospectus and the documents incorporated by reference in this prospectus contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act, that involve substantial risks and uncertainties.

All statements, other than statements of historical fact, contained or incorporated by reference in this prospectus, including statements regarding our strategy, future operations, future financial position, projected costs, prospects, plans and objectives of management, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These statements are based on current expectations and beliefs of our management, as well as assumptions made by, and information currently available to, our management, and are subject to risks and uncertainties. There can be no assurance that future developments affecting us will be those that we have anticipated. Forward-looking statements in this prospectus and the documents incorporated by reference in this prospectus include, but are not limited to, statements concerning the following:

•	our future operations, including research and development activities;

•	our nature, strategy and focus;

•	the development and commercial potential and potential benefits of our product candidate, including expectations around intellectual property protection;

•	anticipated clinical drug development activities and related timelines, including the expected timing for announcement of data and other clinical results;

•

the uncertainties associated with our product candidate, as well as risks associated with the clinical development and regulatory approval of our product candidate, including potential delays in the completion of clinical trials;

•	expectations regarding the therapeutic benefits, clinical potential and clinical development of TH103;

•	risks related to our inability to obtain sufficient additional capital to continue to advance our product candidate;

•	uncertainties in obtaining successful clinical results for our product candidate and unexpected costs that may result therefrom;

•

risks related to the failure to realize any value from any product candidates being developed and anticipated to be developed in light of inherent risks and difficulties involved in successfully bringing product candidates to market;

•	the ability to obtain, maintain, and protect intellectual property rights related to our product candidate;

•	changes in regulatory requirements and government incentives;

•	our competitive position and expectations regarding developments and projections relating to our competitors and any competing therapies that are or become available; and

•

the risk of involvement in litigation, including securities class action litigation, that could divert the attention of our management, harm our business and for which we may not have sufficient insurance coverage to cover all costs and damages.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. Moreover, you are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are referenced in the section of any accompanying prospectus supplement entitled “Risk Factors.” You should also carefully review the risk factors and cautionary statements described in the other documents we file from time to time with the SEC, specifically our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K.

Moreover, we operate in a competitive and rapidly changing environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties, nor can management assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. You should read this prospectus, the documents incorporated by reference in this prospectus and the documents that we have filed as exhibits to the registration statement of which this prospectus is a part completely and with the understanding that our actual future results may be materially different from what we expect. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

This prospectus includes or incorporates by reference certain statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by us and third parties as well as our estimates of potential market opportunities. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. Our estimates of the potential market opportunity for TH103 include several key assumptions based on our industry knowledge, industry publications, third-party research and other surveys, which may be based on a small sample size and may fail to accurately reflect market opportunities. While we believe that our internal assumptions are reasonable, no independent source has verified such assumptions.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in our Annual Report on Form 10-K for the year ended December 31, 2025, as updated by our subsequent filings, which are incorporated by reference into this prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors could adversely affect our business, results of operations, financial condition and cash flows, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

ABOUT KALARIS THERAPEUTICS, INC.

We are a clinical stage biopharmaceutical company dedicated to the development and commercialization of treatments for prevalent retinal diseases with major unmet medical needs.

We are developing TH103, a novel, clinical stage anti-vascular endothelial growth factor, or VEGF, drug, specifically engineered to achieve extended intraocular retention with enhanced VEGF inhibition in patients with exudative and/or neovascular retinal diseases. TH103 is a fully humanized recombinant fusion protein, functioning as a “decoy receptor” (a VEGF trap), leveraging salient molecular properties of the human body’s native, highest affinity VEGF receptor 1. In head-to-head preclinical studies, TH103 showed more anti-VEGF activity and longer duration of activity compared to aflibercept, the current market-leading anti-VEGF agent, which also functions as a decoy receptor VEGF trap but differs from TH103 in key molecular elements. In December 2025, we reported initial data from our Phase 1a single ascending dose trial of TH103 in treatment-naïve neovascular Age-related Macular Degeneration patients that showed TH103 was generally well tolerated and exhibited improvements on functional and anatomical outcomes at 1-month post-dosing.

Our principal executive offices are located at 400 Connell Drive, Suite 5500, Berkeley Heights, New Jersey 07922. Our telephone number is (650) 249-2727.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include the acquisition of companies or businesses, repayment and refinancing of debt. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of the net proceeds of any offering.

DESCRIPTION OF DEBT SECURITIES

The following description summarizes the general terms and provisions of the debt securities that Kalaris Therapeutics, Inc. may offer and sell from time to time. We will describe in a prospectus supplement the specific terms of the debt securities offered through that prospectus supplement, as well as any general terms and provisions described in this section that will not apply to those debt securities. As used in this “Description of Debt Securities”, the term “debt securities” means the senior and subordinated debt securities that we issue and the trustee authenticates and delivers under the applicable indenture. When we refer to “the Company,” “we,” “our,” and “us” in this section, we mean Kalaris Therapeutics, Inc. excluding, unless the context otherwise requires or as otherwise expressly stated, its subsidiaries.

We may issue senior debt securities from time to time, in one or more series under a senior indenture to be entered into between us and a senior trustee to be named in a prospectus supplement, which we refer to as the senior trustee. We may issue subordinated debt securities from time to time, in one or more series under a subordinated indenture to be entered into between us and a subordinated trustee to be named in a prospectus supplement, which we refer to as the subordinated trustee. The forms of senior indenture and subordinated indenture are filed as exhibits to the registration statement of which this prospectus forms a part. The senior indenture and the subordinated indenture are referred to individually as an indenture and together as the indentures and the senior trustee and the subordinated trustee are referred to individually as a trustee and together as the trustees. This section summarizes some of the provisions of the indentures and is qualified in its entirety by the specific text of the indentures, including definitions of terms used in the indentures. Wherever we refer to particular sections of, or defined terms in, the indentures, those sections or defined terms are incorporated by reference in this prospectus or the applicable prospectus supplement. You should review the indentures that are filed as exhibits to the registration statement of which this prospectus forms a part for additional information.

Neither indenture will limit the amount of debt securities that we may issue. The applicable indenture will provide that debt securities may be issued up to an aggregate principal amount authorized from time to time by us and may be payable in any currency or currency unit designated by us or in amounts determined by reference to an index.

General

The senior debt securities will constitute our unsecured and unsubordinated general obligations and will rank equally in right of payment with our other unsecured and unsubordinated obligations. The subordinated debt securities will constitute our unsecured and subordinated general obligations and will be junior in right of payment to our senior indebtedness (including senior debt securities), as described under the heading “—Certain Terms of the Subordinated Debt Securities—Subordination.” The debt securities will be structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries unless such subsidiaries expressly guarantee such debt securities.

The debt securities will be our unsecured obligations. Any secured debt or other secured obligations will be effectively senior to the debt securities to the extent of the value of the assets securing such debt or other obligations. Unless otherwise indicated in the applicable prospectus supplement, the debt securities will not be guaranteed by any of our subsidiaries.

The applicable prospectus supplement and/or free writing prospectus will include any additional or different terms of the debt securities of any series being offered, including the following terms:

•	the title and type of the debt securities;

•	whether the debt securities will be senior or subordinated debt securities, and, with respect to any subordinated debt securities the terms on which they are subordinated;

•	the initial aggregate principal amount of the debt securities;

•	the price or prices at which we will sell the debt securities;

•	the maturity date or dates of the debt securities and the right, if any, to extend such date or dates;

•	the rate or rates, if any, at which the debt securities will bear interest, or the method of determining such rate or rates;

•	the date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable or the method of determination of such dates;

•	the right, if any, to extend the interest payment periods and the duration of that extension;

•	the manner of paying principal and interest and the place or places where principal and interest will be payable;

•	the denominations of the debt securities if other than $2,000 or multiples of $1,000;

•	provisions for a sinking fund, purchase fund or other analogous fund, if any;

•	any redemption dates, prices, obligations and restrictions on the debt securities;

•

the currency, currencies or currency units in which the debt securities will be denominated and the currency, currencies or currency units in which principal and interest, if any, on the debt securities may be payable;

•	any conversion or exchange features of the debt securities;

•	whether the debt securities will be subject to the defeasance provisions in the indenture;

•	whether the debt securities will be issued in definitive or global form or in definitive form only upon satisfaction of certain conditions;

•	whether the debt securities will be guaranteed as to payment or performance;

•	any special tax implications of the debt securities;

•	any events of defaults or covenants in addition to or in lieu of those set forth in the indenture; and

•	any other material terms of the debt securities.

When we refer to “principal” in this section with reference to the debt securities, we are also referring to “premium, if any.”

We may from time to time, without notice to or the consent of the holders of any series of debt securities, create and issue further debt securities of any such series ranking equally with the debt securities of such series in all respects (or in all respects other than (1) the payment of interest accruing prior to the issue date of such further debt securities or (2) the first payment of interest following the issue date of such further debt securities). Such further debt securities may be consolidated and form a single series with the debt securities of such series and have the same terms as to status, redemption or otherwise as the debt securities of such series.

You may present debt securities for exchange and you may present debt securities for transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the applicable prospectus supplement. We will provide you those services without charge, although you may have to pay any tax or other governmental charge payable in connection with any exchange or transfer, as set forth in the indenture.

Debt securities may bear interest at a fixed rate or a floating rate. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate (original issue discount securities) may be sold at a discount below their stated principal amount. U.S. federal income tax considerations applicable to any such discounted debt securities or to certain debt securities issued at par which are treated as having been issued at a discount for U.S. federal income tax purposes will be described in the applicable prospectus supplement.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. You may receive a payment of principal on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending on the value on such dates of the applicable currency, security or basket of securities, commodity or index. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, securities or baskets of securities, commodities or indices to which the amount payable on such date is linked and certain related tax considerations will be set forth in the applicable prospectus supplement.

Certain Terms of the Senior Debt Securities

Covenants. Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the senior debt securities will not contain any financial or restrictive covenants, including covenants restricting either us or any of our subsidiaries from incurring, issuing, assuming or guaranteeing any indebtedness secured by a lien on any of our or our subsidiaries’ property or capital stock, or restricting either us or any of our subsidiaries from entering into sale and leaseback transactions.

Consolidation, Merger and Sale of Assets. Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, we may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to any person, in either case, unless:

•	the successor entity, if any, is a U.S. corporation, limited liability company, partnership or trust;

•	the successor entity assumes our obligations on the senior debt securities and under the senior indenture;

•	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

•

we have delivered to the senior trustee an officer’s certificate and an opinion of counsel, each stating that the consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the senior indenture and all conditions precedent provided for in the senior indenture relating to such transaction have been complied with.

The restrictions described in the bullets above do not apply (1) to our consolidation with or merging into one of our affiliates, if our board of directors determines in good faith that the purpose of the consolidation or merger is principally to change our state of incorporation or our form of organization to another form or (2) if we merge with or into a single direct or indirect wholly-owned subsidiary of ours.

The surviving business entity will succeed to, and be substituted for, us under the senior indenture and the senior debt securities and, except in the case of a lease, we shall be released from all obligations under the senior indenture and the senior debt securities.

No Protection in the Event of a Change in Control. Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the senior debt securities will not contain any provisions that may afford holders of the senior debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).

Events of Default. Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the following are events of default under the senior indenture with respect to senior debt securities of each series:

•	failure to pay interest on any senior debt securities of such series when due and payable, if that default continues for a period of 30 days (or such other period as may be specified for such series);

•

failure to pay principal on the senior debt securities of such series when due and payable whether at maturity, upon redemption, by declaration or otherwise (and, if specified for such series, the continuance of such failure for a specified period);

•

default in the performance of or breach of any of our covenants or agreements in the senior indenture applicable to senior debt securities of such series, other than a covenant breach which is specifically dealt with elsewhere in the senior indenture, and that default or breach continues for a period of 90 days after we receive written notice from the trustee or from the holders of 25% or more in aggregate principal amount of the senior debt securities of such series;

•	certain events of bankruptcy or insolvency, whether or not voluntary; and

•	any other event of default provided for in such series of senior debt securities as may be specified in the applicable prospectus supplement.

Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the default by us under any other debt, including any other series of our debt securities, is not a default under the senior indenture.

If an event of default other than an event of default specified in the fourth bullet point above occurs with respect to a series of senior debt securities and is continuing under the senior indenture, then, and in each such case, either the trustee or the holders of not less than 25% in aggregate principal amount of such series then outstanding under the senior indenture (each such series voting as a separate class) by written notice to us and to the trustee, if such notice is given by the holders, may, and the trustee at the request of such holders shall, declare the principal amount of and accrued interest on such series of senior debt securities to be immediately due and payable, and upon this declaration, the same shall become immediately due and payable.

If an event of default specified in the fourth bullet point above occurs and is continuing, the entire principal amount of and accrued interest on each series of senior debt securities then outstanding shall automatically become immediately due and payable.

Unless otherwise specified in the prospectus supplement relating to a series of senior debt securities originally issued at a discount, the amount due upon acceleration shall include only the original issue price of the senior debt securities, the amount of original issue discount accrued to the date of acceleration and accrued interest, if any.

Upon certain conditions, declarations of acceleration may be rescinded and annulled and past defaults may be waived by the holders of a majority in aggregate principal amount of all the senior debt securities of such series affected by the default, each series voting as a separate class. Furthermore, subject to various provisions in the senior indenture, the holders of a majority in aggregate principal amount of a series of senior debt securities, by notice to the trustee, may waive a continuing default or event of default with respect to such senior debt securities and its consequences, except a default in the payment of principal of or interest on such senior debt securities (other than any such default in payment resulting solely from an acceleration of the senior debt securities) or in respect of a covenant or provision of the senior indenture which cannot be modified or amended without the consent of the holders of each such senior debt security. Upon any such waiver, such default shall cease to exist, and any event of default with respect to such senior debt securities shall be deemed to have been cured, for every purpose of the senior indenture; but no such waiver shall extend to any subsequent or other default or event of default or impair any right consequent thereto.

The holders of a majority in aggregate principal amount of a series of senior debt securities may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such senior debt securities. However, the trustee may refuse to follow any direction that conflicts with law or the senior indenture, that may involve the trustee in personal liability or that the trustee determines in good faith may be unduly prejudicial to the rights of holders of such series of senior debt securities not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of such series of senior debt securities. A holder may not pursue any remedy with respect to the senior indenture or any series of senior debt securities unless:

•	the holder gives the trustee written notice of a continuing event of default;

•	the holders of at least 25% in aggregate principal amount of such series of senior debt securities make a written request to the trustee to pursue the remedy in respect of such event of default;

•	the requesting holder or holders offer the trustee indemnity satisfactory to the trustee against any costs, liability or expense;

•	the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

•	during such 60-day period, the holders of a majority in aggregate principal amount of such series of senior debt securities do not give the trustee a direction that is inconsistent with the request.

These limitations, however, do not apply to the right of any holder of a senior debt security of any affected series to receive payment of the principal of and interest on such senior debt security in accordance with the terms of such debt security, or to bring suit for the enforcement of any such payment in accordance with the terms of such debt security, on or after the due date for the senior debt securities, which right shall not be impaired or affected without the consent of the holder.

The senior indenture requires certain of our officers to certify, on or before a fixed date in each year in which any senior debt security is outstanding, as to their knowledge of our compliance with all covenants, agreements and conditions under the senior indenture.

Satisfaction and Discharge. We can satisfy and discharge our obligations to holders of any series of debt securities if:

•	we have paid or caused to be paid the principal of and interest on all senior debt securities of such series (with certain limited exceptions) when due and payable; or

•	we deliver to the senior trustee for cancellation all senior debt securities of such series theretofore authenticated under the senior indenture (with certain limited exceptions); or

•

all senior debt securities of such series have become due and payable or will become due and payable within one year (or are to be called for redemption within one year under arrangements satisfactory to the senior trustee) and we deposit in trust an amount of cash or a combination of cash and U.S. government or U.S. government agency obligations (or in the case of senior debt securities denominated in a foreign currency, foreign government securities or foreign government agency securities) sufficient to make interest, principal and any other payments on the debt securities of that series on their various due dates;

and if, in any such case, we also pay or cause to be paid all other sums payable under the senior indenture, as and when the same shall be due and payable and we deliver to the senior trustee an officer’s certificate and an opinion of counsel, each stating that these conditions have been satisfied.

Under current U.S. federal income tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and debt securities or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us. Purchasers of the debt securities should consult their own advisers with respect to the tax consequences to them of such deposit and discharge, including the applicability and effect of tax laws other than the U.S. federal income tax law.

Defeasance. Unless the applicable prospectus supplement provides otherwise, the following discussion of legal defeasance and covenant defeasance will apply to any series of debt securities issued under the indentures.

Legal Defeasance. We can legally release ourselves from any payment or other obligations on the debt securities of any series (called “legal defeasance”) if certain conditions are met, including the following:

•

We deposit in trust for your benefit and the benefit of all other direct holders of the debt securities of the same series cash or a combination of cash and U.S. government or U.S. government agency obligations (or, in the case of senior debt securities denominated in a foreign currency, foreign government or foreign government agency obligations) that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates.

•

There is a change in current U.S. federal income tax law or an IRS ruling that lets us make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and instead repaid the debt securities ourselves when due. Under current U.S. federal income tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and debt securities or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us.

•	We deliver to the trustee a legal opinion of our counsel confirming the tax law change or ruling described above.

If we accomplish legal defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities. You could not look to us for repayment in the event of any shortfall.

Covenant Defeasance. Without any change in current U.S. federal tax law, we can make the same type of deposit described above and be released from some of the covenants in the debt securities (called “covenant defeasance”). In that event, you would lose the protection of those covenants but would gain the protection of having money and securities set aside in trust to repay the debt securities. In order to achieve covenant defeasance, we must do the following (among other things):

•

deposit in trust for your benefit and the benefit of all other direct holders of the debt securities of the same series cash or a combination of cash and U.S. government or U.S. government agency obligations (or, in the case of senior debt securities denominated in a foreign currency, foreign government or foreign government agency obligations) that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates; and

•

deliver to the trustee a legal opinion of our counsel confirming that under current U.S. federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and instead repaid the debt securities ourselves when due.

If we accomplish covenant defeasance, you could still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if one of the events of default occurred (such as our bankruptcy) and the debt securities become immediately due and payable, there may be such a shortfall. Depending on the events causing the default, you may not be able to obtain payment of the shortfall.

Modification and Waiver. We and the trustee may amend or supplement the senior indenture or the senior debt securities of any series without the consent of any holder:

•	to convey, transfer, assign, mortgage or pledge any assets as security for the senior debt securities of one or more series;

•	to evidence the succession of a corporation, limited liability company, partnership or trust to us, and the assumption by such successor of our covenants, agreements and obligations under the senior indenture or to otherwise comply with the covenant relating to mergers, consolidations and sales of assets;

•	to comply with the requirements of the SEC in order to effect or maintain the qualification of the senior indenture under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act;

•

to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default;

•

to cure any ambiguity, defect or inconsistency in the senior indenture or in any supplemental indenture or to conform the senior indenture or the senior debt securities to the description of senior debt securities of such series set forth in this prospectus or any applicable prospectus supplement;

•	to provide for or add guarantors with respect to the senior debt securities of any series;

•	to establish the form or forms or terms of the senior debt securities as permitted by the senior indenture;

•

to evidence and provide for the acceptance of appointment under the senior indenture by a successor trustee, or to make such changes as shall be necessary to provide for or facilitate the administration of the trusts in the senior indenture by more than one trustee;

•

to add to, change or eliminate any of the provisions of the senior indenture in respect of one or more series of senior debt securities, provided that any such addition, change or elimination shall (a) neither (1) apply to any senior debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (2) modify the rights of the holder of any such senior debt security with respect to such provision or (b) become effective only when there is no senior debt security described in clause (a)(1) outstanding;

•	to make any change to the senior debt securities of any series so long as no senior debt securities of such series are outstanding; or

•	to make any change that does not adversely affect the rights of any holder in any material respect.

Other amendments and modifications of the senior indenture or the senior debt securities issued may be made, and our compliance with any provision of the senior indenture with respect to any series of senior debt securities may be waived, with the consent of the holders of a majority of the aggregate principal amount of the outstanding senior debt securities of each series affected by the amendment or modification (voting as separate series); provided, however, that each affected holder must consent to any modification, amendment or waiver that:

•	extends the final maturity of any senior debt securities of such series;

•	reduces the principal amount of any senior debt securities of such series;

•	reduces the rate, or extends the time for payment of, interest on any senior debt securities of such series;

•	reduces the amount payable upon the redemption of any senior debt securities of such series;

•	changes the currency of payment of principal of or interest on any senior debt securities of such series;

•	reduces the principal amount of original issue discount securities payable upon acceleration of maturity or the amount provable in bankruptcy;

•

waives a continuing default in the payment of principal of or interest on the senior debt securities (other than any such default in payment resulting solely from an acceleration of the senior debt securities);

•

changes the provisions relating to the waiver of past defaults or impairs the right of holders to receive payment or to institute suit for the enforcement of any payment or conversion of any senior debt securities of such series on or after the due date therefor;

•

modifies any of the provisions of these restrictions on amendments and modifications, except to increase any required percentage or to provide that certain other provisions cannot be modified or waived without the consent of the holder of each senior debt security of such series affected by the modification;

•	adversely affects the right to convert or exchange senior debt securities into common stock, other securities or property in accordance with the terms of the senior debt securities; or

•

reduces the above-stated percentage of outstanding senior debt securities of such series whose holders must consent to a supplemental indenture or modifies or amends or waives certain provisions of or defaults under the senior indenture.

It shall not be necessary for the holders to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if the holders’ consent approves the substance thereof. After an amendment, supplement or waiver of the senior indenture in accordance with the provisions described in this section becomes effective, the trustee must give to the holders affected thereby certain notice briefly describing the amendment, supplement or waiver. Any failure by the trustee to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplemental indenture or waiver.

Notice of Redemption. Notice of any redemption of senior debt securities will be mailed at least 10 days but not more than 60 days before the redemption date to each holder of senior debt securities of a series to be redeemed. Any notice may, at our discretion, be subject to the satisfaction or waiver of one or more conditions precedent. In that case, such notice shall state the nature of such condition precedent. If we elect to redeem a portion but not all of such senior debt securities, the trustee will select the senior debt securities to be redeemed in a manner that complies with applicable legal and stock exchange requirements, if any. Interest on such debt securities or portions of senior debt securities will cease to accrue on and after the date fixed for redemption, unless we default in the payment of such redemption price and accrued interest with respect to any such senior debt security or portion thereof.

If any date of redemption of any senior debt security is not a business day, then payment of principal and interest may be made on the next succeeding business day with the same force and effect as if made on the nominal date of redemption and no interest will accrue for the period after such nominal date.

Conversion Rights. We will describe the terms upon which senior debt securities may be convertible into our common stock or other securities in a prospectus supplement. These terms will include the type of securities the senior debt securities are convertible into, the conversion price or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at our option or the option of the holders, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the senior debt securities and any restrictions on conversion. They may also include provisions adjusting the number of shares of our common stock or other securities issuable upon conversion.

No Personal Liability of Incorporators, Stockholders, Officers, or Directors. The senior indenture provides that no recourse shall be had under any obligation, covenant or agreement of ours in the senior indenture or any supplemental indenture, or in any of the senior debt securities or because of the creation of any indebtedness represented thereby, against any of our incorporators, stockholders, officers or directors, past, present or future, or of any predecessor or successor entity thereof under any law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. Each holder, by accepting the senior debt securities, waives and releases all such liability.

Concerning the Trustee. The senior indenture provides that, except during the continuance of an event of default, the trustee will not be liable except for the performance of such duties as are specifically set forth in the senior indenture. If an event of default has occurred and is continuing, the trustee will exercise such rights and powers vested in it under the senior indenture and will use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The senior indenture and the provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the trustee thereunder, should it become a creditor of ours or any of our subsidiaries, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions, provided that if it acquires any conflicting interest (as defined in the Trust Indenture Act), it must eliminate such conflict or resign.

We may have normal banking relationships with the senior trustee in the ordinary course of business.

Unclaimed Funds. All funds deposited with the trustee or any paying agent for the payment of principal, premium, interest or additional amounts in respect of the senior debt securities that remain unclaimed for two years after the date upon which such amounts became due and payable will be repaid to us. Thereafter, any right of any holder of senior debt securities to such funds shall be enforceable only against us, and the trustee and paying agents will have no liability therefor.

Governing Law. The senior indenture and the senior debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

Certain Terms of the Subordinated Debt Securities

Other than the terms of the subordinated indenture and subordinated debt securities relating to subordination or otherwise as described in the prospectus supplement relating to a particular series of subordinated debt securities, the terms of the subordinated indenture and subordinated debt securities are identical in all material respects to the terms of the senior indenture and senior debt securities.

Additional or different subordination terms may be specified in the prospectus supplement applicable to a particular series.

Subordination. The indebtedness evidenced by the subordinated debt securities is subordinate to the prior payment in full of all of our senior indebtedness, as defined in the subordinated indenture. During the continuance beyond any applicable grace period of any default in the payment of principal, premium, interest or any other payment due on any of our senior indebtedness, we may not make any payment of principal of or interest on the subordinated debt securities (except for certain sinking fund payments). In addition, upon any payment or distribution of our assets upon any dissolution, winding-up, liquidation or reorganization, the payment of the principal of and interest on the subordinated debt securities will be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all our senior indebtedness. Because of this subordination, if we dissolve or otherwise liquidate, holders of our subordinated debt securities may receive less, ratably, than holders of our senior indebtedness. The subordination provisions do not prevent the occurrence of an event of default under the subordinated indenture.

The term “senior indebtedness” of a person means with respect to such person the principal of, premium, if any, interest on, and any other payment due pursuant to any of the following, whether outstanding on the date of the subordinated indenture or incurred by that person in the future:

•	all of the indebtedness of that person for money borrowed;

•	all of the indebtedness of that person evidenced by notes, debentures, bonds or other securities sold by that person for money;

•	all of the lease obligations that are capitalized on the books of that person in accordance with generally accepted accounting principles;

•

all indebtedness of others of the kinds described in the first two bullet points above and all lease obligations of others of the kind described in the third bullet point above that the person, in any manner, assumes or guarantees or that the person in effect guarantees through an agreement to purchase, whether that agreement is contingent or otherwise; and

•

all renewals, extensions or refundings of indebtedness of the kinds described in the first, second or fourth bullet point above and all renewals or extensions of leases of the kinds described in the third or fourth bullet point above;

unless, in the case of any particular indebtedness, renewal, extension or refunding, the instrument creating or evidencing it or the assumption or guarantee relating to it expressly provides that such indebtedness, renewal, extension or refunding is not superior in right of payment to the subordinated debt securities. Our senior debt securities constitute senior indebtedness for purposes of the subordinated indenture.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is intended as a summary only and therefore is not a complete description of our capital stock. This description is based upon, and qualified by reference to, our restated certificate of incorporation, or the Certificate of Incorporation, our amended and restated bylaws, or the Bylaws, and applicable provisions of the Delaware General Corporation Law, or the DGCL. You should read our Certificate of Incorporation and our Bylaws, which are filed as exhibits to the registration statement of which this prospectus forms a part, for the provisions that are important to you.

Our authorized capital stock consists of 300,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share, all of which shares of preferred stock are undesignated. As of February 28, 2026, 22,928,303 shares of common stock were outstanding and no shares of preferred stock were outstanding.

Common Stock

Voting Rights. Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of the stockholders. The holders of our common stock do not have any cumulative voting rights.

Dividends. Holders of our common stock are entitled to receive ratably any dividends declared by our board of directors out of funds legally available for that purpose, subject to any preferential dividend rights of any outstanding preferred stock.

Other Rights. Our common stock has no preemptive rights, conversion rights or other subscription rights or redemption or sinking fund provisions. The rights, preferences and privileges of holders of common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.

Liquidation and Dissolution. In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in all assets remaining after payment of all debts and other liabilities and any liquidation preference of any outstanding preferred stock.

Exchange Listing. Our common stock is listed on The Nasdaq Global Market under the symbol “KLRS”.

Transfer Agent and Registrar. The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Preferred Stock

We are authorized to issue “blank check” preferred stock, which may be issued in one or more series upon authorization of our board of directors. Our board of directors is authorized to fix the designations, powers, preferences and the relative, participating, optional or other special rights and any qualifications, limitations and restrictions of the shares of each series of preferred stock. The authorized shares of our preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. If the approval of our stockholders is not required for the issuance of shares of our preferred stock, our board may determine not to seek stockholder approval. The specific terms of any series of preferred stock offered pursuant to this prospectus will be described in the prospectus supplement relating to that series of preferred stock.

A series of our preferred stock could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt. Our board of directors will make any determination to issue preferred shares based upon its judgment as to the best interests of our stockholders. Our directors, in so acting, could issue preferred stock having terms that could discourage an acquisition attempt through which an acquirer may be able to change the composition of our board of directors, including a tender offer or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then-current market price of the stock.

The preferred stock has the terms described below unless otherwise provided in the prospectus supplement relating to a particular series of preferred stock. You should read the prospectus supplement relating to the particular series of preferred stock being offered for specific terms, including:

•	the designation and stated value per share of the preferred stock and the number of shares offered;

•	the amount of liquidation preference per share;

•	the price at which the preferred stock will be issued;

•

the dividend rate, or method of calculation of dividends, the dates on which dividends will be payable, whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will commence to accumulate;

•	any redemption or sinking fund provisions;

•	if other than the currency of the United States, the currency or currencies including composite currencies in which the preferred stock is denominated and/or in which payments will or may be payable;

•	any conversion provisions; and

•	any other rights, preferences, privileges, limitations and restrictions on the preferred stock.

The preferred stock will, when issued, be fully paid and non-assessable. Unless otherwise specified in the prospectus supplement, each series of preferred stock will rank equally as to dividends and liquidation rights in all respects with each other series of preferred stock. The rights of holders of shares of each series of preferred stock will be subordinate to those of our general creditors.

Rank. Unless otherwise specified in the prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up of our affairs, rank:

•	senior to our common stock and to all equity securities ranking junior to such preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs;

•

on a parity with all equity securities issued by us, the terms of which specifically provide that such equity securities rank on a parity with the preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs; and

•

junior to all equity securities issued by us, the terms of which specifically provide that such equity securities rank senior to the preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs.

The term “equity securities” does not include convertible debt securities.

Dividends. Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, cash dividends at such rates and on such dates described in the prospectus supplement. Different series of preferred stock may be entitled to dividends at different rates or based on different methods of calculation. The dividend rate may be fixed or variable or both. Dividends will be payable to the holders of record as they appear on our stock books on record dates fixed by our board of directors, as specified in the applicable prospectus supplement.

Dividends on any series of preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement. If our board of directors does not declare a dividend payable on a dividend payment date on any series of noncumulative preferred stock, then the holders of that noncumulative preferred stock will have no right to receive a dividend for that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment dates. Dividends on any series of cumulative preferred stock will accrue from the date we initially issue shares of such series or such other date specified in the applicable prospectus supplement.

No dividends may be declared or paid or funds set apart for the payment of any dividends on any parity securities unless full dividends have been paid or set apart for payment on the preferred stock. If full dividends are not paid, the preferred stock will share dividends pro rata with the parity securities.

No dividends may be declared or paid or funds set apart for the payment of dividends on any junior securities unless full dividends for all dividend periods terminating on or prior to the date of the declaration or payment will have been paid or declared and a sum sufficient for the payment set apart for payment on the preferred stock.

Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before we make any distribution or payment to the holders of any common stock or any other class or series of our capital stock ranking junior to the preferred stock in the distribution of assets upon any liquidation, dissolution or winding up of our affairs, the holders of each series of preferred stock shall be entitled to receive out of assets legally available for distribution to stockholders, liquidating distributions in the amount of the liquidation preference per share set forth in the prospectus supplement, plus any accrued and unpaid dividends thereon. Such dividends will not include any accumulation in respect of unpaid noncumulative dividends for prior dividend periods. Unless otherwise specified in the prospectus supplement, after payment of the full amount of their liquidating distributions, the holders of preferred stock will have no right or claim to any of our remaining assets. Upon any such voluntary or involuntary liquidation, dissolution or winding up, if our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding preferred stock and the corresponding amounts payable on all other classes or series of our capital stock ranking on parity with the preferred stock and all other such classes or series of shares of capital stock ranking on parity with the preferred stock in the distribution of assets, then the holders of the preferred stock and all other such classes or series of capital stock ranking on parity with the preferred stock will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be entitled.

Upon any such liquidation, dissolution or winding up and if we have made liquidating distributions in full to all holders of preferred stock, we will distribute our remaining assets among the holders of any other classes or series of capital stock ranking junior to the preferred stock according to their respective rights and preferences and, in each case, according to their respective number of shares. For such purposes, our consolidation or merger with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of our property or assets will not be deemed to constitute a liquidation, dissolution or winding up of our affairs.

Redemption. If so provided in the applicable prospectus supplement, the preferred stock will be subject to mandatory redemption or redemption at our option, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such prospectus supplement.

The prospectus supplement relating to a series of preferred stock that is subject to mandatory redemption will specify the number of shares of preferred stock that shall be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon to the date of redemption. Unless the shares have a cumulative dividend, such accrued dividends will not include any accumulation in respect of unpaid dividends for prior dividend periods. We may pay the redemption price in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any series is payable only from the net proceeds of the issuance of shares of our capital stock, the terms of such preferred stock may provide that, if no such shares of our capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such preferred stock shall automatically and mandatorily be converted into the applicable shares of our capital stock pursuant to conversion provisions specified in the applicable prospectus supplement. Notwithstanding the foregoing, we will not redeem any preferred stock of a series unless:

•

if that series of preferred stock has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends on the preferred stock for all past dividend periods and the then current dividend period; or

•

if such series of preferred stock does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends for the then current dividend period.

In addition, we will not acquire any preferred stock of a series unless:

•

if that series of preferred stock has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends on all outstanding shares of such series of preferred stock for all past dividend periods and the then current dividend period; or

•

if that series of preferred stock does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends on the preferred stock of such series for the then current dividend period.

However, at any time we may purchase or acquire preferred stock of that series (1) pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding preferred stock of such series or (2) by conversion into or exchange for shares of our capital stock ranking junior to the preferred stock of such series as to dividends and upon liquidation.

If fewer than all of the outstanding shares of preferred stock of any series are to be redeemed, we will determine the number of shares that may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held or for which redemption is requested by such holder or by any other equitable manner that we determine. Such determination will reflect adjustments to avoid redemption of fractional shares.

Unless otherwise specified in the prospectus supplement, we will mail notice of redemption at least 10 days but not more than 60 days before the redemption date to each holder of record of preferred stock to be redeemed at the address shown on our stock transfer books. Each notice shall state:

•	the redemption date;

•	the number of shares and series of preferred stock to be redeemed;

•	the redemption price;

•	the place or places where certificates for such preferred stock are to be surrendered for payment of the redemption price;

•	that dividends on the shares to be redeemed will cease to accrue on such redemption date;

•	the date on which the holder’s conversion rights, if any, as to such shares shall terminate; and

•	the specific number of shares to be redeemed from each such holder if fewer than all the shares of any series are to be redeemed.

If notice of redemption has been given and we have set aside the funds necessary for such redemption in trust for the benefit of the holders of any shares called for redemption, then from and after the redemption date, dividends will cease to accrue on such shares, and all rights of the holders of such shares will terminate, except the right to receive the redemption price.

Voting Rights. Holders of preferred stock will not have any voting rights, except as required by law or as indicated in the applicable prospectus supplement.

Unless otherwise provided for under the terms of any series of preferred stock, no consent or vote of the holders of shares of preferred stock or any series thereof shall be required for any amendment to our certificate of incorporation that would increase the number of authorized shares of preferred stock or the number of authorized shares of any series thereof or decrease the number of authorized shares of preferred stock or the number of authorized shares of any series thereof (but not below the number of authorized shares of preferred stock or such series, as the case may be, then outstanding).

Conversion Rights. The terms and conditions, if any, upon which any series of preferred stock is convertible into shares of our common stock will be set forth in the applicable prospectus supplement relating thereto. Such terms will include the number of shares of common stock into which the shares of preferred stock are convertible, the conversion price, rate or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at our option or at the option of the holders of the preferred stock, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption.

Transfer Agent and Registrar. The transfer agent and registrar for the preferred stock will be set forth in the applicable prospectus supplement.

Anti-Takeover Effects of our Certificate of Incorporation and Bylaws and Delaware Law

Our Certificate of Incorporation and Bylaws include a number of provisions that may have the effect of delaying, deferring or preventing another party from acquiring control of us and encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include the items described below.

Board Composition and Filling Vacancies. Our Certificate of Incorporation provides for the division of our board of directors into three classes serving staggered three-year terms, with one class being elected each year. Our Certificate of Incorporation also provides that directors may be removed only for cause and then only by the affirmative vote of the holders of 75% or more of the outstanding shares of capital stock then entitled to vote at an election of directors. Furthermore, any vacancy on our board of directors, however occurring, including a vacancy resulting from an increase in the size of our board, may only be filled by the affirmative vote of a majority of our directors then in office even if less than a quorum. The classification of directors, together with the limitations on removal of directors and treatment of vacancies, has the effect of making it more difficult for stockholders to change the composition of our board of directors.

No Written Consent of Stockholders. Our Certificate of Incorporation provides that all stockholder actions are required to be taken by a vote of the stockholders at an annual or special meeting, and that stockholders may not take any action by written consent in lieu of a meeting. This limit may lengthen the amount of time required to take stockholder actions and would prevent the amendment of our Bylaws or removal of directors by our stockholders without holding a meeting of stockholders.

Meetings of Stockholders. Our Certificate of Incorporation and Bylaws provide that only a majority of the members of our board of directors then in office may call special meetings of stockholders and only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders. Our Bylaws limit the business that may be conducted at an annual meeting of stockholders to those matters properly brought before the meeting.

Advance Notice Requirements. Our Bylaws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our Bylaws specify the requirements as to form and content of all stockholders’ notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting.

Amendment to Certificate of Incorporation and Bylaws. Any amendment to our Certificate of Incorporation must first be approved by a majority of our board of directors, and if required by law or our Certificate of Incorporation, must thereafter be approved by a majority of the outstanding shares entitled to vote on the amendment and a majority of the outstanding shares of each class entitled to vote thereon as a class, except that the amendment of the provisions relating to stockholder action, board composition, limitation of liability and the amendment of our Bylaws and Certificate of Incorporation must be approved by not less than 75% of the outstanding shares of capital stock entitled to vote on such amendment or repeal, and not less than 75% of the outstanding shares of each class entitled to vote thereon as a class. Our Bylaws may be amended by the affirmative vote of a majority of the directors then in office, subject to any limitations set forth in the Bylaws; and may also be amended by the affirmative vote of at least 75% of the outstanding shares of capital stock entitled to vote on such amendment, provided, however, that if our board of directors recommends that such stockholders approve such amendment, such amendment shall only require the affirmative vote of the majority the outstanding shares of capital stock entitled to vote on such amendment.

Choice of Forum

Our Bylaws provide that unless we consent in writing to an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for any state law claim for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of fiduciary duty owed by any of our directors, officers, and employees to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, our Certificate of Incorporation or our Bylaws or (iv) any action asserting a claim that is governed by the internal affairs doctrine, in each case subject to the Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein, or the Delaware Forum Provision. The Delaware Forum Provision will not apply to any causes of action arising under the Securities Act, or the Exchange Act. Our Bylaws further provide that, unless we consent in writing to the selection of an alternative forum, the United States District Court for the District of Massachusetts shall be the sole and exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. In addition, our Bylaws provide that any person or entity purchasing or otherwise acquiring any interest in shares of our common stock is deemed to have notice of and consented to the foregoing provisions; provided, however, that stockholders cannot and will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation and bylaws has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be inapplicable or unenforceable.

Section 203 of the Delaware General Corporation Law

We are subject to Section 203 of the DGCL. Subject to certain exceptions, Section 203 prevents a publicly held Delaware corporation from engaging in a “business combination” with any “interested stockholder” for three years following the date that the person became an interested stockholder, unless either the interested stockholder attained such status with the approval of our board of directors, the business combination is approved by our board of directors and stockholders in a prescribed manner or the interested stockholder acquired at least 85% of our outstanding voting stock in the transaction in which it became an interested stockholder. A “business combination” includes, among other things, a merger or consolidation involving us and the “interested stockholder” and the sale of more than 10% of our assets. In general, an “interested stockholder” is any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person.

DESCRIPTION OF SUBSCRIPTION RIGHTS

The following description of the subscription rights and terms of the subscription rights agreement is a summary. It summarizes only those aspects of the subscription rights and those portions of the subscription rights agreement which we believe will be most important to your decision to invest in our subscription rights. There may be other provisions in the subscription rights agreement and the subscription certificate relating to the subscription rights which are also important to you. You should read these documents for a full description of the terms of the subscription rights. The forms of the subscription rights agreement and the subscription certificate will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

Subscription rights may be issued independently or together with any other security and may or may not be transferable. As part of the rights offering, we may enter into a standby underwriting or other arrangement under which the underwriters or any other person would purchase any securities that are not purchased in such rights offering. If we issue subscription rights, they may be governed by a separate subscription rights agreement that we will sign with a bank or trust company, as rights agent, that will be named in the applicable prospectus supplement. The rights agent will act solely as our agent and will not assume any obligation to any holders of rights certificates or beneficial owners of rights.

In general, a right entitles the holder to purchase for cash a specific number of shares of equity securities at a specified exercise price. The rights are normally issued to stockholders as of a specific record date, may be exercised only for a limited period of time and become void following the expiration of such period. If we determine to issue subscription rights, we will accompany this prospectus with a prospectus supplement that will describe, among other things:

•	the record date for stockholders entitled to receive the rights;

•	the number of equity securities that may be purchased upon exercise of each right;

•	the exercise price of the rights;

•	whether the rights are transferable;

•	the period during which the rights may be exercised and when they will expire;

•	the steps required to exercise the rights;

•	the price, if any, for the subscription rights;

•	the number of subscription rights issued;

•	the terms of the equity securities;

•	the extent to which the subscription rights are transferable;

•	if applicable, the material terms of any standby underwriting or other arrangement entered into by us in connection with the offering of subscription rights;

•	the other terms of the subscription rights, including the terms, procedures and limitations relating to the exercise of the subscription rights;

•	whether the rights include “oversubscription rights” so that the holder may purchase more securities if other holders do not purchase their full allotments;

•

whether we intend to sell the shares of equity securities that are not purchased in the rights offering to an underwriter or other purchaser under a contractual “standby” commitment or other arrangement; and

•	any applicable United States federal income tax considerations.

If fewer than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase common stock, preferred stock or debt securities. We may offer warrants separately or together with one or more additional warrants, common stock, preferred stock or debt securities, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the expiration date of the warrants. The applicable prospectus supplement will also describe the following terms of any warrants:

•	the specific designation and aggregate number of, and the offering price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants are to be sold separately or with other securities as parts of units;

•

whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	the designation and terms of any equity securities purchasable upon exercise of the warrants;

•	the designation, aggregate principal amount, currency and terms of any debt securities that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the preferred stock with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which any warrants issued as part of a unit and the related debt securities, preferred stock or common stock will be separately transferable;

•	the number of shares of common stock or preferred stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of, and other provisions for changes to or adjustment in the exercise price of, the warrants, if any;

•	any redemption or call provisions; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants.

DESCRIPTION OF UNITS

We may issue units consisting of one or more of the other securities described in this prospectus in any combination, as described in the applicable prospectus supplement. We may issue units in one or more series, which will be described in the applicable prospectus supplement. The applicable prospectus supplement will also describe the following terms of any units:

•	the designation and the terms of the units and of the securities constituting the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	the identity of any unit agent for the units, if applicable, and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	any additional terms of the governing unit agreement, if applicable;

•	any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the debt securities, common stock, preferred stock or warrants constituting the units; and

•	any applicable material U.S. federal income tax consequences.

FORMS OF SECURITIES

Each debt security, subscription right, warrant and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Unless the applicable prospectus supplement provides otherwise, certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, subscription rights, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

We may issue the debt securities of a particular series, subscription rights, warrants and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a global security may not be transferred except as a whole by and among the depositary for the global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in global securities.

So long as the depositary, or its nominee, is the registered owner of a global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the global security for all purposes under the applicable indenture, subscription rights agreement, warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a global security will not be entitled to have the securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, subscription rights agreement, unit agreement or warrant agreement. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary for that global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, subscription rights agreement, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, subscription rights agreement, warrant agreement or unit agreement, the depositary for the global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to subscription rights, warrants, or units represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security. None of us, or any trustee, warrant agent, unit agent or other agent of ours, or any agent of any trustee, warrant agent or unit agent will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a global security, upon receipt of any payment to holders of principal, premium, interest or other distribution of underlying securities or other property on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of the securities represented by a global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the global security that had been held by the depositary. Any securities issued in definitive form in exchange for a global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the global security that had been held by the depositary.

PLAN OF DISTRIBUTION

We may sell securities:

•	through underwriters;

•	through dealers;

•	through agents;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act, and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•	the name of the agent or any underwriters;

•	the public offering or purchase price and the proceeds we will receive from the sale of the securities;

•	any discounts and commissions to be allowed or re-allowed or paid to the agent or underwriters;

•	all other items constituting underwriting compensation;

•	any discounts and commissions to be allowed or re-allowed or paid to dealers; and

•	any exchanges on which the securities will be listed.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Remarketing firms, agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•

the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•

if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than one scheduled business day after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the first business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than one scheduled business day after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of the securities in respect of which this prospectus is being delivered will be passed upon by Wilmer Cutler Pickering Hale and Dorr LLP, New York, New York.

EXPERTS

The financial statements of Kalaris Therapeutics, Inc. incorporated by reference in this prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.

$350,000,000

Debt Securities

Common Stock

Preferred Stock

Subscription Rights

Warrants

Units

PROSPECTUS

    , 2026

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated April 3, 2026

PROSPECTUS

Up to $100,000,000

Kalaris Therapeutics, Inc.

Common Stock

We have entered into a sales agreement with TD Securities (USA) LLC, or TD Cowen, relating to the sale of shares of our common stock, par value $0.0001 per share, offered by this prospectus. In accordance with the terms of the sales agreement, under this prospectus we may offer and sell shares of our common stock having an aggregate offering price of up to $100,000,000 from time to time through or to TD Cowen, acting as our agent or principal.

Our common stock is listed on The Nasdaq Global Market under the symbol “KLRS.” On April 2, 2026, the last reported sale price of our common stock was $5.79 per share.

Sales of our common stock, if any, under this prospectus will be made in negotiated transactions, including block trades or block sales, or by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, or the Securities Act, including without limitation sales made through The Nasdaq Global Market or on any other existing trading market for our common stock, or by any other method permitted by law. TD Cowen is not required to sell any specific amount of securities, but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between TD Cowen and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Under the sales agreement, we may also sell shares of common stock to TD Cowen as principal for its own account, at a price to be agreed upon at the time of sale.

The compensation to TD Cowen for sales of common stock sold pursuant to the sales agreement will be an amount up to 3.0 % of the gross proceeds of any shares of common stock sold under the sales agreement. In connection with the sale of the common stock on our behalf, TD Cowen will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of TD Cowen will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to TD Cowen with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended, or the Exchange Act. See “Plan of Distribution” beginning on page SA-16 for additional information regarding the compensation payable to TD Cowen.

Investing in our common stock involves significant risks. See the information included under “Risk Factors” beginning on page SA-8 of this prospectus and under similar headings in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

TD Cowen

    , 2026

SA-i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time offer shares of our common stock. Under this prospectus, we may from time to time sell shares of our common stock having an aggregate offering price of up to $100,000,000 at prices and on terms to be determined by market conditions at the time of each such offering.

Before buying any of the common stock that we are offering, we urge you to carefully read this prospectus and all of the information incorporated by reference herein, as well as the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” These documents contain important information that you should consider when making your investment decision.

To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference in this prospectus that was filed with the SEC before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We have not, and TD Cowen has not, authorized anyone to provide you with any information other than that contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC and that we authorize for use in connection with this offering and to which we have referred you. We and TD Cowen take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus, the documents incorporated by reference herein, and any related prospectus supplement or free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. We are not, and TD Cowen is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

Unless the context otherwise indicates, references in this prospectus to “we,” “our” and “us” refer, collectively, to Kalaris Therapeutics, Inc., a Delaware corporation, and its consolidated subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS AND INDUSTRY DATA

This prospectus and the documents incorporated by reference in this prospectus contain certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, that involve substantial risks and uncertainties.

All statements, other than statements of historical fact, contained or incorporated by reference in this prospectus, including statements regarding our strategy, future operations, future financial position, projected costs, prospects, plans and objectives of management, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These statements are based on current expectations and beliefs of our management, as well as assumptions made by, and information currently available to, our management, and are subject to risks and uncertainties. There can be no assurance that future developments affecting us will be those that we have anticipated. Forward-looking statements in this prospectus and the documents incorporated by reference in this prospectus include, but are not limited to, statements concerning the following:

•	our future operations, including research and development activities;

•	our nature, strategy and focus;

•	the development and commercial potential and potential benefits of our product candidate, including expectations around intellectual property protection;

•	anticipated clinical drug development activities and related timelines, including the expected timing for announcement of data and other clinical results;

•

the uncertainties associated with our product candidate, as well as risks associated with the clinical development and regulatory approval of our product candidate, including potential delays in the completion of clinical trials;

•	expectations regarding the therapeutic benefits, clinical potential and clinical development of TH103;

•	risks related to our inability to obtain sufficient additional capital to continue to advance our product candidate;

•	uncertainties in obtaining successful clinical results for our product candidate and unexpected costs that may result therefrom;

•

risks related to the failure to realize any value from any product candidates being developed and anticipated to be developed in light of inherent risks and difficulties involved in successfully bringing product candidates to market;

•	the ability to obtain, maintain, and protect intellectual property rights related to our product candidate;

•	changes in regulatory requirements and government incentives;

•	our competitive position and expectations regarding developments and projections relating to our competitors and any competing therapies that are or become available;

•

the risk of involvement in litigation, including securities class action litigation, that could divert the attention of our management, harm our business and for which we may not have sufficient insurance coverage to cover all costs and damages; and

•	our expected use of proceeds from this offering.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. Moreover, you are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are referenced in the section of any accompanying prospectus supplement entitled “Risk Factors.” You should also carefully review the risk factors and cautionary statements described in the other documents we file from time to time with the SEC, specifically our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K.

Moreover, we operate in a competitive and rapidly changing environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties, nor can management assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. You should read this prospectus, the documents incorporated by reference in this prospectus and the documents that we have filed as exhibits to the registration statement of which this prospectus is a part completely and with the understanding that our actual future results may be materially different from what we expect. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

This prospectus includes or incorporates by reference certain statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by us and third parties as well as our estimates of potential market opportunities. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. Our estimates of the potential market opportunity for TH103 include several key assumptions based on our industry knowledge, industry publications, third-party research and other surveys, which may be based on a small sample size and may fail to accurately reflect market opportunities. While we believe that our internal assumptions are reasonable, no independent source has verified such assumptions.

PROSPECTUS SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus, including the information incorporated by reference in this prospectus and the information under the heading “Risk Factors” in this prospectus.

Kalaris Therapeutics, Inc.

We are a clinical stage biopharmaceutical company dedicated to the development and commercialization of treatments for prevalent retinal diseases with major unmet medical needs.

We are developing TH103, a novel, clinical stage anti-vascular endothelial growth factor, or VEGF, drug, specifically engineered to achieve extended intraocular retention with enhanced VEGF inhibition in patients with exudative and/or neovascular retinal diseases. TH103 is a fully humanized recombinant fusion protein, functioning as a “decoy receptor” (a VEGF trap), leveraging salient molecular properties of the human body’s native, highest affinity VEGF receptor 1. In head-to-head preclinical studies, TH103 showed more anti-VEGF activity and longer duration of activity compared to aflibercept, the current market-leading anti-VEGF agent, which also functions as a decoy receptor VEGF trap but differs from TH103 in key molecular elements. In December 2025, we reported initial data from our Phase 1a single ascending dose trial of TH103 in treatment-naïve neovascular Age-related Macular Degeneration patients that showed TH103 was generally well tolerated and exhibited improvements on functional and anatomical outcomes at 1-month post-dosing.

Corporate Information

We were formed on August 16, 2013 as a Delaware limited liability company under the name AdCyte LLC and on July 29, 2014 we changed our name to ViraCyte LLC. On September 17, 2018, we converted from a Delaware LLC to a Delaware corporation and changed our name to ViraCyte, Inc. On May 22, 2019, we changed our name to AlloVir, Inc. On March 18, 2025, we consummated a merger, or the Merger, pursuant to the terms of the Agreement and Plan of Merger, dated as of November 7, 2024, by and among us (formerly, AlloVir, Inc.), Aurora Merger Sub, Inc., a Delaware corporation and our wholly-owned subsidiary, or Merger Sub, and Kalaris Tx, Inc. (formerly Kalaris Therapeutics, Inc.), a Delaware corporation, or Legacy Kalaris. At the effective time of the Merger, or the Effective Time, Merger Sub merged with and into Legacy Kalaris, with Legacy Kalaris continuing as our wholly-owned subsidiary and the surviving corporation of the Merger and, after giving effect to the Merger, Legacy Kalaris became our wholly-owned subsidiary. Immediately following the Effective Time, we changed our name to “Kalaris Therapeutics, Inc.”

Our principal executive offices are located at 400 Connell Drive, Suite 5500, Berkeley Heights, New Jersey 07922, and our telephone number is (650) 249-2727. Our website address is https://kalaristx.com/. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

Implications of Being a Controlled Company

Samsara BioCapital, L.P., our principal stockholder, beneficially owns greater than 50% of our outstanding shares of capital stock, which has caused us to be deemed a “controlled company” under the rules of Nasdaq. As a result, we rely on exemptions from certain corporate governance requirements under Nasdaq listing standards afforded to a “controlled company”.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company,” meaning that the market value of our stock held by non-affiliates was less than $700 million as of the last business day of our most recently completed second fiscal quarter and our annual revenue was less than $100 million during our most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250.0 million as of the last business day of our most recently completed second fiscal quarter or (ii) our annual revenue was less than $100.0 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700.0 million as of the last business day of our most recently completed second fiscal quarter. For so long as we remain a smaller reporting company, we are permitted and intend to rely on exemptions from certain disclosure and other requirements that are applicable to other public companies that are not smaller reporting companies.

THE OFFERING

Common stock offered by us:	Shares of our common stock having an aggregate offering price of up to $100,000,000.

Common stock to be outstanding immediately after this offering:	Up to 40,173,575 shares, assuming sales of 17,271,157 shares of our common stock in this offering at a price of $5.79 per share, which was the last reported sale price of our common stock on The Nasdaq Global Market on April 2, 2026. The actual number of shares issued will vary depending on the sales price under this offering.

Manner of offering:	“At the market offering” that may be made from time to time through or to TD Cowen, as agent or principal. See “Plan of Distribution.”

Use of proceeds:	We intend to use the net proceeds, if any, from the sale of securities offered under this prospectus primarily for general corporate purposes, which may include working capital and capital expenditures, expenses related to research, clinical development and commercial efforts, general and administrative expenses, and potential acquisitions of, or investments in, companies, technologies, products or assets that complement our business. See “Use of Proceeds” on page SA-10 of this prospectus for more information.

Risk factors:	See “Risk Factors” beginning on page SA-7 of this prospectus and the other information included in, or incorporated by reference into, this prospectus for a discussion of certain factors you should carefully consider before deciding to invest in shares of our common stock.

Nasdaq Global Market symbol:	“KLRS”

The number of shares of our common stock to be outstanding immediately after this offering is based on 22,902,418 shares of common stock outstanding as of December 31, 2025, and excludes:

•	800,000 shares of our common stock issuable upon exercise of pre-funded warrants outstanding as of December 31, 2025;

•	2,142,278 shares of common stock issuable upon exercise of stock options outstanding as of December 31, 2025, at a weighted-average exercise price of $3.98 per share;

•	141 shares of common stock issuable upon vesting of restricted stock awards outstanding as of December 31, 2025;

•	396,646 shares of common stock reserved as of December 31, 2025 for future issuance under our 2019 Equity Incentive Plan, as amended;

•

913,757 shares of common stock reserved as of December 31, 2025 for future issuance under our 2020 Stock Option and Grant Plan, as amended, as well as any automatic increases in the number of shares of common stock reserved under such plan; and

•

119,326 shares of common stock reserved as of December 31, 2025 for future issuance under our 2020 Employee Stock Purchase Plan, as well as any automatic increases in the number of shares of common stock reserved under such plan.

Unless otherwise indicated, all information in this prospectus assumes:

•	no exercise of the outstanding pre-funded warrants described above;

•	no exercise of the outstanding options described above; and

•	no vesting and settlement of the outstanding restricted stock awards described above.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risks and uncertainties described below and under the section captioned “Risk Factors” contained in our most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q and other filings we make with the SEC from time to time, which are incorporated by reference herein in their entirety, together with other information in this prospectus, the information and documents incorporated by reference in this prospectus, and in any prospectus supplement or free writing prospectus that we authorize for use in connection with this offering. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be materially adversely affected. In such event, the trading price of our common stock could decline and you might lose all or part of your investment.

Risks Related to This Offering

If you purchase shares of common stock in this offering, you may suffer immediate dilution of your investment.

The shares sold in this offering, if any, will be sold from time to time at various prices. It is possible that the offering price of our common stock will be substantially higher than the net tangible book value per share of our common stock. Therefore, if you purchase shares of our common stock in this offering, you may pay a price per share that substantially exceeds our net tangible book value per share after this offering. After giving effect to the sale of shares of our common stock in the aggregate amount of $100,000,000 at an assumed offering price of $5.79 per share, the last reported sale price of our common stock on April 2, 2026, on The Nasdaq Global Market, and after deducting estimated commissions and estimated offering expenses payable by us, our as adjusted net tangible book value per share as of December 31, 2025 would have been approximately $4.37 per share, representing the difference between our as adjusted net tangible book value per share as of December 31, 2025 after giving effect to this offering and the assumed offering price of $5.79 per share. See “Dilution” in this prospectus for a more detailed illustration of the dilution you may experience if you participate in this offering.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

We have broad discretion over the use of our cash, cash equivalents and short-term marketable securities, including the net proceeds we receive in this offering, and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our common stock to decline and delay the development of our product candidate. Pending their use to fund operations, we may invest our cash, cash equivalents and short-term marketable securities, including the net proceeds we receive in this offering, in a manner that does not produce income or that loses value.

Because we do not anticipate paying any cash dividends on our common stock in the foreseeable future, capital appreciation, if any, will be your sole source of gain.

We have never declared or paid cash dividends on our common stock. We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business. As a result, capital appreciation, if any, of our common stock will be the sole source of gain for our stockholders for the foreseeable future.

It is not possible to predict the aggregate proceeds resulting from sales made under the sales agreement.

Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver a placement notice to TD Cowen at any time throughout the term of the sales agreement. The number of shares that are sold through TD Cowen after delivering a placement notice will fluctuate based on a number of factors, including the market price of our common stock during the sales period, any limits we may set with TD Cowen in any applicable placement notice and the demand for our common stock. As such, it is not possible to predict the number of shares to be sold pursuant to the sales agreement. Because the price per share of each share sold pursuant to the sales agreement will fluctuate based on the market price of our common stock during the sales period, it is not currently possible to predict the aggregate proceeds to be raised in connection with sales under the sales agreement, if any.

The issuance of additional shares of our common stock or the sale of shares of our common stock by our stockholders could significantly reduce the market price of our common stock.

Sales of a substantial number of shares of our common stock in the public market, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our common stock and make it more difficult for our stockholders to sell their common stock at a time and price that they deem appropriate. Shares of our common stock may be freely sold in the public market at any time to the extent permitted by Rules 144 and 701 under the Securities Act, or to the extent such shares have already been registered under the Securities Act and are held by non-affiliates of ours. If our stockholders sell, or indicate an intention to sell, substantial amounts of our common stock in the public market, the trading price of our common stock could decline. In addition, we have filed or intend to file registration statements registering all shares of common stock that we may issue under our equity compensation plans or pursuant to equity awards made to newly hired employees outside of equity compensation plans. These shares can be freely sold in the public market upon issuance, subject to volume limitations applicable to affiliates.

In December 2025, we issued and sold to certain institutional investors shares of our common stock and, to a certain institutional investor in lieu of common stock, pre-funded warrants to purchase shares of our common stock, in a private placement for gross proceeds of approximately $50.0 million, before deducting placement agent fees and offering expenses. Each pre-funded warrant has an exercise price of $0.0001 per share, is currently exercisable and will be exercisable until the pre-funded warrant is exercised in full. While the securities issued in the private placement are restricted as a result of securities laws, following expiration of applicable holding periods, these shares will be able to be freely sold in the public market, subject to any requirements and restrictions, including any applicable volume limitations, imposed by Rule 144 under the Securities Act.

Moreover, we have entered into a registration rights agreement with the investors in the private placement entitling them to certain resale registration rights with respect to the 4,200,000 shares of common stock issued in the private placement and the 800,000 shares of common stock issuable upon exercise of the pre-funded warrants. Pursuant to this agreement, on April 3, 2026, we filed a registration statement covering the resale of the shares of common stock and the shares of common stock issuable upon exercise of the pre-funded warrants purchased by the investors in the private placement.

The sale or resale of these shares in the public market, or the market’s expectation of such sales, may result in an immediate and substantial decline in our stock price. Such a decline will adversely affect our investors and also might make it difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.

The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and accordingly may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand and the terms of the sales agreement, to vary the timing, prices and number of shares sold in this offering. In addition, subject to the final determination by our board of directors or any restrictions we may place in any applicable placement notice, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate gross sales proceeds of up to $100,000,000 before deducting commissions and offering expenses from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the sales agreement with TD Cowen as a source of financing.

We anticipate that we will use the net proceeds to us from this offering primarily for general corporate purposes, which may include working capital and capital expenditures, expenses related to research, clinical development and commercial efforts, general and administrative expenses, and potential acquisitions of, or investments in, companies, technologies, products or assets that complement our business.

This expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual use of the net proceeds may vary significantly depending on numerous factors, including the progress of our research and development efforts, the status of and results from clinical trials, any collaborations that we may enter into with third parties for our product candidate, and any unforeseen cash needs. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Accordingly, our management will have broad discretion in the timing and application of the net proceeds from this offering.

Pending use of the proceeds as described above, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing, instruments, U.S. government securities and highly rated corporate debt securities.

DILUTION

If you invest in our common stock in this offering, your ownership interest will be diluted to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our common stock immediately after this offering.

Our historical net tangible book value as of December 31, 2025 was $78.8 million, or $3.44 per share of common stock. Our historical net tangible book value is the amount of our total tangible assets less our total liabilities. Historical net tangible book value per share represents historical net tangible book value divided by the 22,902,418 shares of our common stock outstanding as of December 31, 2025.

Without taking into account any other changes in our net tangible book value after December 31, 2025, other than to give effect to the assumed sale of shares of our common stock in the aggregate amount of $100,000,000 in this offering at an assumed offering price of $5.79 per share, the last reported sale price of our common stock on The Nasdaq Global Market on April 2, 2026, and after deducting estimated commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of December 31, 2025 would have been approximately $175.4 million, or $4.37 per share of common stock. This represents an immediate increase in as adjusted net tangible book value of $0.93 per share to our existing stockholders and an immediate dilution of $1.42 per share to investors in this offering. Dilution per share to investors is determined by subtracting as adjusted net tangible book value per share after this offering from the public offering price per share paid by investors. The following table illustrates this calculation on a per share basis. The as adjusted information is illustrative only and will adjust based on the actual price to the public, the actual number of shares sold and other terms of the offering determined at the time shares of our common stock are sold pursuant to this prospectus. The shares sold in this offering, if any, will be sold from time to time at various prices.

Assumed public offering price per share		$5.79
Historical net tangible book value per share as of December 31, 2025	$3.44
Increase in net tangible book value per share attributable to investors purchasing shares in this offering	$0.93

As adjusted net tangible book value per share after giving effect to this offering		$4.37

Dilution per share to investors in this offering		$1.42

The table and discussion above are based on 22,902,418 shares of common stock outstanding as of December 31, 2025, and exclude:

•	800,000 shares of our common stock issuable upon exercise of pre-funded warrants outstanding as of December 31, 2025;

•	2,142,278 shares of common stock issuable upon exercise of stock options outstanding as of December 31, 2025, at a weighted-average exercise price of $3.98 per share;

•	141 shares of common stock issuable upon vesting of restricted stock awards outstanding as of December 31, 2025;

•	396,646 shares of common stock reserved as of December 31, 2025 for future issuance under our 2019 Equity Incentive Plan, as amended;

•

913,757 shares of common stock reserved as of December 31, 2025 for future issuance under our 2020 Stock Option and Grant Plan, as amended, as well as any automatic increases in the number of shares of common stock reserved under such plan; and

•

119,326 shares of common stock reserved as of December 31, 2025 for future issuance under our 2020 Employee Stock Purchase Plan, as well as any automatic increases in the number of shares of common stock reserved under such plan.

DESCRIPTION OF COMMON STOCK

The following description of our common stock is intended as a summary only and therefore is not a complete description of our common stock. This description is based upon, and qualified by reference to, our restated certificate of incorporation, or the Certificate of Incorporation, our amended and restated bylaws, or the Bylaws, and applicable provisions of the Delaware General Corporation Law, or the DGCL. You should read our Certificate of Incorporation and our Bylaws, which are filed as exhibits to the registration statement of which this prospectus forms a part, for the provisions that are important to you.

Our authorized capital stock consists of 300,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share, all of which shares of preferred stock are undesignated. As of December 31, 2025, 22,902,418 shares of common stock were outstanding and no shares of preferred stock were outstanding.

Common Stock

Voting Rights. Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of the stockholders. The holders of our common stock do not have any cumulative voting rights.

Dividends. Holders of our common stock are entitled to receive ratably any dividends declared by our board of directors out of funds legally available for that purpose, subject to any preferential dividend rights of any outstanding preferred stock.

Other Rights. Our common stock has no preemptive rights, conversion rights or other subscription rights or redemption or sinking fund provisions. The rights, preferences and privileges of holders of common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.

Liquidation and Dissolution. In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in all assets remaining after payment of all debts and other liabilities and any liquidation preference of any outstanding preferred stock.

Exchange Listing. Our common stock is listed on The Nasdaq Global Market under the symbol “KLRS”.

Transfer Agent and Registrar. The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Preferred Stock

We are authorized to issue “blank check” preferred stock, which may be issued in one or more series upon authorization of our board of directors. Our board of directors is authorized to fix the designations, powers, preferences and the relative, participating, optional or other special rights and any qualifications, limitations and restrictions of the shares of each series of preferred stock. The authorized shares of our preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. If the approval of our stockholders is not required for the issuance of shares of our preferred stock, our board may determine not to seek stockholder approval.

A series of our preferred stock could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt. Our board of directors will make any determination to issue preferred shares based upon its judgment as to the best interests of our stockholders. Our directors, in so acting, could issue preferred stock having terms that could discourage an acquisition attempt through which an acquirer may be able to change the composition of our board of directors, including a tender offer or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then-current market price of the stock.

Anti-Takeover Effects of our Certificate of Incorporation and Bylaws and Delaware Law

Our Certificate of Incorporation and Bylaws include a number of provisions that may have the effect of delaying, deferring or preventing another party from acquiring control of us and encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include the items described below.

Board Composition and Filling Vacancies. Our Certificate of Incorporation provides for the division of our board of directors into three classes serving staggered three-year terms, with one class being elected each year. Our Certificate of Incorporation also provides that directors may be removed only for cause and then only by the affirmative vote of the holders of 75% or more of the outstanding shares of capital stock then entitled to vote at an election of directors. Furthermore, any vacancy on our board of directors, however occurring, including a vacancy resulting from an increase in the size of our board, may only be filled by the affirmative vote of a majority of our directors then in office even if less than a quorum. The classification of directors, together with the limitations on removal of directors and treatment of vacancies, has the effect of making it more difficult for stockholders to change the composition of our board of directors.

No Written Consent of Stockholders. Our Certificate of Incorporation provides that all stockholder actions are required to be taken by a vote of the stockholders at an annual or special meeting, and that stockholders may not take any action by written consent in lieu of a meeting. This limit may lengthen the amount of time required to take stockholder actions and would prevent the amendment of our Bylaws or removal of directors by our stockholders without holding a meeting of stockholders.

Meetings of Stockholders. Our Certificate of Incorporation and Bylaws provide that only a majority of the members of our board of directors then in office may call special meetings of stockholders and only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders. Our Bylaws limit the business that may be conducted at an annual meeting of stockholders to those matters properly brought before the meeting.

Advance Notice Requirements. Our Bylaws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our Bylaws specify the requirements as to form and content of all stockholders’ notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting.

Amendment to Certificate of Incorporation and Bylaws. Any amendment to our Certificate of Incorporation must first be approved by a majority of our board of directors, and if required by law or our Certificate of Incorporation, must thereafter be approved by a majority of the outstanding shares entitled to vote on the amendment and a majority of the outstanding shares of each class entitled to vote thereon as a class, except that the amendment of the provisions relating to stockholder action, board composition, limitation of liability and the amendment of our Bylaws and Certificate of Incorporation must be approved by not less than 75% of the outstanding shares of capital stock entitled to vote on such amendment or repeal, and not less than 75% of the outstanding shares of each class entitled to vote thereon as a class. Our Bylaws may be amended by the affirmative vote of a majority of the directors then in office, subject to any limitations set forth in the Bylaws;

and may also be amended by the affirmative vote of at least 75% of the outstanding shares of capital stock entitled to vote on such amendment, provided, however, that if our board of directors recommends that such stockholders approve such amendment, such amendment shall only require the affirmative vote of the majority the outstanding shares of capital stock entitled to vote on such amendment.

Choice of Forum

Our Bylaws provide that unless we consent in writing to an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for any state law claim for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of fiduciary duty owed by any of our directors, officers, and employees to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, our Certificate of Incorporation or our Bylaws or (iv) any action asserting a claim that is governed by the internal affairs doctrine, in each case subject to the Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein, or the Delaware Forum Provision. The Delaware Forum Provision will not apply to any causes of action arising under the Securities Act, or the Exchange Act. Our Bylaws further provide that, unless we consent in writing to the selection of an alternative forum, the United States District Court for the District of Massachusetts shall be the sole and exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. In addition, our Bylaws provide that any person or entity purchasing or otherwise acquiring any interest in shares of our common stock is deemed to have notice of and consented to the foregoing provisions; provided, however, that stockholders cannot and will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation and bylaws has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be inapplicable or unenforceable.

Section 203 of the Delaware General Corporation Law

We are subject to Section 203 of the DGCL. Subject to certain exceptions, Section 203 prevents a publicly held Delaware corporation from engaging in a “business combination” with any “interested stockholder” for three years following the date that the person became an interested stockholder, unless either the interested stockholder attained such status with the approval of our board of directors, the business combination is approved by our board of directors and stockholders in a prescribed manner or the interested stockholder acquired at least 85% of our outstanding voting stock in the transaction in which it became an interested stockholder. A “business combination” includes, among other things, a merger or consolidation involving us and the “interested stockholder” and the sale of more than 10% of our assets. In general, an “interested stockholder” is any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person.

PLAN OF DISTRIBUTION

We have entered into a sales agreement with TD Cowen, under which we may issue and sell from time to time up to $100,000,000 of our common stock through or to TD Cowen as our sales agent or principal. Sales of our common stock, if any, under this prospectus will be made in negotiated transactions, including block trades or block sales, or by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 promulgated the Securities Act, including without limitation sales made through The Nasdaq Global Market or on any other existing trading market for our common stock, or by any other method permitted by law. Sales pursuant to the sales agreement may be made through an affiliate of TD Cowen. TD Cowen will offer our common stock subject to the terms and conditions of the sales agreement on a daily basis or as otherwise agreed upon by us and TD Cowen. We will designate the maximum amount of common stock to be sold through TD Cowen on a daily basis or otherwise determine such maximum amount together with TD Cowen. Subject to the terms and conditions of the sales agreement, TD Cowen will use its commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us. We may instruct TD Cowen not to sell common stock if the sales cannot be effected at or above the price designated by us in any such instruction. TD Cowen or we may suspend the offering of our common stock being made through TD Cowen under the sales agreement upon proper notice to the other party. TD Cowen and we each have the right, by giving written notice as specified in the sales agreement, to terminate the sales agreement in each party’s sole discretion at any time.

The aggregate compensation payable to TD Cowen as sales agent equals 3.0% of the gross sales price of the shares sold through it pursuant to the sales agreement. We have also agreed to reimburse TD Cowen up to $75,000 of TD Cowen’s actual outside legal expenses incurred by TD Cowen in connection with the execution of the sales agreement, in addition to certain ongoing disbursements of its legal counsel. We estimate that the total expenses of the offering payable by us, excluding commissions payable to TD Cowen under the sales agreement, will be approximately $400,000.

The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such common stock.

TD Cowen will provide written confirmation to us following the close of trading on The Nasdaq Global Market on each day in which common stock is sold through it as sales agent under the sales agreement. Each confirmation will include the number of shares of common stock sold through it as sales agent on that day, the volume weighted average price of the shares sold, the percentage of the daily trading volume and the net proceeds to us.

We intend to report at least quarterly the number of shares of common stock sold through TD Cowen under the sales agreement and the net proceeds to us in connection with the sales of common stock.

Settlement for sales of common stock will occur, unless the parties agree otherwise, on the first business day that is also a trading day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Under the sales agreement, we may also sell shares of common stock to TD Cowen as principal for its own account, at a price to be agreed upon at the time of sale.

In connection with the sales of our common stock on our behalf, TD Cowen will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to TD Cowen will be deemed to be underwriting commissions or discounts. We have agreed in the sales agreement to provide indemnification and contribution to TD Cowen against certain liabilities, including liabilities under the Securities Act. As sales agent, TD Cowen will not engage in any transactions that stabilize our common stock.

Our common stock is listed on The Nasdaq Global Market and trades under the symbol “KLRS.” The transfer agent of our common stock is Computershare Trust Company, N.A.

TD Cowen and/or its affiliates have provided, and may in the future provide, various investment banking, commercial banking and other financial services for us and our affiliates for which they have received, and may in the future receive, customary fees. TD Cowen and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. In the ordinary course of their various business activities, TD Cowen and certain its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer or its affiliates. TD Cowen and certain of its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Wilmer Cutler Pickering Hale and Dorr LLP, New York, New York. TD Securities (USA) LLC is being represented in connection with this offering by Covington & Burling LLP, New York, New York.

EXPERTS

The financial statements of Kalaris Therapeutics, Inc. incorporated by reference in this prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at https://kalaristx.com/. Our website is not a part of this prospectus and the information contained on, or accessible through, our website is not incorporated by reference in this prospectus.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below (File No. 001-39409) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) between the date of the initial filing of the registration statement and the effectiveness of the registration statement and following the effectiveness of the registration statement until the offering of the securities under the registration statement is terminated or completed:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as filed with the SEC on March 17, 2026; and

•

The description of our common stock contained in our Registration Statement on Form 8-A as filed with the SEC on July  27, 2020, as amended by Amendment No. 1 thereto, as filed with the SEC on July 29, 2020, as the description therein has been updated and superseded by the description of our common stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as filed with the SEC on March 17, 2026, and including any amendments and reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Kalaris Therapeutics, Inc.

400 Connell Drive, Suite 5500

Berkeley Heights, New Jersey 07922

Attention: Investor Relations

(650) 249-2727

Up to $100,000,000

Common Stock

PROSPECTUS

TD Cowen

    , 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

Set forth below are estimates (except in the case of the SEC registration fee) of the amount of fees and expenses to be incurred in connection with the issuance and distribution of the offered securities, other than underwriting discounts and commissions.

SEC registration fee	$48,335
FINRA filing fee	$53,000
Printing and engraving		(1)
Accounting services		(1)
Legal fees of registrant’s counsel		(1)
Transfer agent’s, trustee’s and depositary’s fees and expenses		(1)
Miscellaneous		(1)
Total		$(1)

(1)

These fees and expenses are calculated based on the securities offered and the number of issuances and accordingly are not estimated at this time and will be reflected in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers.

The following summary is qualified in its entirety by reference to the complete DGCL, our Certificate of Incorporation and our Bylaws.

Section 102 of the DGCL permits a corporation to eliminate or limit the personal liability of its directors to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our Certificate of Incorporation provides that no director shall be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation, and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he or she is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or such other court shall deem proper.

Our Certificate of Incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by the DGCL. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:

•	any breach of their duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or

•	any transaction from which they derived an improper personal benefit.

Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment or repeal. If the DGCL is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the DGCL.

In addition, our Bylaws provide that we will indemnify, to the fullest extent permitted by law, any person who is or was a party or is threatened to be made a party to any action, suit or similar proceeding, and any claim, issue, or matter therein, by reason of the fact that he or she is or was one of our directors or officers or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. Our Bylaws provide that we may indemnify, in the discretion of our board of directors, to the fullest extent permitted by law, any of our employees or agents who is or was a party or is threatened to be made a party to any action, suit or similar proceeding, and any claim, issue or matter therein by reason of the fact that he or she is or was one of our employees or agents or is or was serving at our request as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Our Bylaws also provide that we must advance expenses incurred by or on behalf of a director, and may advance expenses by or on behalf of an officer, employee or agent in the discretion of our board of directors in advance of the final disposition of any action or proceeding, subject to very limited exceptions.

If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director to us will be eliminated or limited to the fullest extent permitted by applicable law as so amended. Any amendment, repeal or modification of applicable law shall not adversely affect any right or protection existing at the time of such amendment, repeal or modification with respect to any acts or omissions occurring before such amendment, repeal or modification of a person serving as a director at the time of such amendment, repeal or modification.

We have entered into and in the future plan to enter into agreements to indemnify our directors and executive officers. These agreements, among other things, require us to indemnify these individuals for certain expenses including reasonable attorneys’ fees, court costs and all other out-of-pocket expenses of the types customarily incurred in connection with prosecuting, defending or otherwise participating in a proceeding. These agreements do not require us to indemnify these individuals for judgments, fines and settlement amounts reasonably incurred by such person in any action or proceeding.

In addition, we maintain a general liability insurance policy that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 16.	Exhibits.

Exhibit Index

Exhibit Number	Exhibit Description	Incorporation By Reference
		Form	SEC File No.	Exhibit	Filing Date	Filed Herewith

1.1*	Form of Underwriting Agreement

1.2	Sales Agreement, dated as of April 3, 2026, by and between the Registrant and TD Securities (USA) LLC					X

2.1	Agreement and Plan of Merger, dated as of November 7, 2024, by and among the Registrant, Aurora Merger Sub, Inc. and Kalaris Tx, Inc. (formerly, Kalaris Therapeutics, Inc.)	8-K	001-39409	2.1	11/8/2024

4.1	Restated Certificate of Incorporation of the Registrant	8-K	001-39409	3.2	3/18/2025

4.2	Amended and Restated Bylaws of the Registrant	8-K	001-39409	3.3	3/18/2025

4.3	Form of Senior Indenture					X

4.4	Form of Subordinated Indenture					X

4.5	Form of Senior Note					X

4.6	Form of Subordinated Note					X

4.7*	Form of Warrant Agreement

4.8*	Form of Subscription Rights Agreement

4.9*	Form of Unit Agreement

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP					X

23.1	Consent of Deloitte & Touche LLP					X

23.2	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1 filed herewith)					X

24.1	Power of Attorney (included on the signature page of this registration statement)					X

25.1**	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Senior Indenture

25.2**	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Subordinated Indenture

107	Filing Fee Table					X

*	To be filed by amendment or by a Current Report on Form 8-K.
**	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.

Item 17.	Undertakings.

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

ii.

to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

iii.

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities:

the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

iii.

the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

iv.	any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act:

i.

the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

ii.

each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

(d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Berkeley Heights, New Jersey, on the 3rd day of April, 2026.

KALARIS THERAPEUTICS, INC.

By:	/s/ Andrew Oxtoby
Name: Andrew Oxtoby
Title: President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of Kalaris Therapeutics, Inc. hereby severally constitute and appoint Andrew Oxtoby and Matthew Gall, and each of them singly, our true and lawful attorneys-in-fact with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, in connection with said Registration Statement, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and on our behalf in our capacities as officers and directors to enable Kalaris Therapeutics, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Andrew Oxtoby Andrew Oxtoby	President, Chief Executive Officer and Director (Principal Executive Officer)	April 3, 2026

/s/ Matthew Gall Matthew Gall	Chief Financial Officer (Principal Financial Officer)	April 3, 2026

/s/ Brett Hagen Brett Hagen	Chief Accounting Officer (Principal Accounting Officer)	April 3, 2026

/s/ David Hallal David Hallal	Chair of Board of Directors	April 3, 2026

/s/ Anthony Adamis Anthony Adamis, MD	Director	April 3, 2026

/s/ Srinivas Akkaraju Srinivas Akkaraju, MD, PhD	Director	April 3, 2026

/s/ Mike Dybbs Mike Dybbs, PhD	Director	April 3, 2026

Signature	Title	Date

/s/ Napoleone Ferrara Napoleone Ferrara, MD	Director	April 3, 2026

/s/ Morana Jovan-Embiricos Morana Jovan-Embiricos, PhD	Director	April 3, 2026

/s/ Leone Patterson Leone Patterson	Director	April 3, 2026